Exhibit 4.1

NUMBER OF UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G0510S120

ARC GROUP SECURITIES ACQUISITION II

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE, ONE REDEEMABLE WARRANT AND ONE RIGHT THAT ENTITLES THE HOLDER THEREOF TO RECEIVE ONE QUARTER OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT	is the owner of	Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Share”), of ARC Group Securities Acquisition II, a Cayman Islands exempted company (the “Company”), one redeemable warrant (the “Warrant”) and one right entitling the holder thereof to receive one-quarter (1/4) of one Class A Ordinary Share upon consummation of the Company’s Business Combination (as defined below) (the “Right”). Each Warrant entitles the holder to purchase one (1) Class A Ordinary Share (subject to adjustment) for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s consummation of a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar business combination involving the Company, with one or more businesses or assets (each a “Business Combination”), or (ii) twelve (12) months after the Form S-1 registration statement for the Company’s initial public offering is declared effective by the Securities and Exchange Commission, and will expire, unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Class A Ordinary Shares, Warrants and Rights comprising the Units represented by this certificate will begin separate trading on the 52nd date following the date of the Form S-1 (or, if such date is not a business day, the following business day), unless ARC Group Securities LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. No fractional Warrants or Rights will be issued upon separation of the Units. The terms of the Warrants are governed by a Warrant Agreement, dated as of [•], 2026, between the Company and Odyssey Transfer and Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof (the “Warrant Agreement”). The terms of the Rights are governed by a Rights Agreement, dated as of [•], 2026, between the Company and Odyssey Transfer and Trust Company, as Rights Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof (the “Rights Agreement”). Copies of the Warrant Agreement and Rights Agreement are on file at the office of the Warrant Agent and Rights Agent at 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125, and are available to any Warrant or Rights holder on written request and without cost.

Upon the consummation of a Business Combination, the Units represented by this certificate will automatically separate into the Class A Ordinary Shares, Warrants and Rights comprising such Units.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent
Name: Arham Bin Abdul Rahman	[Name:]
[Title:]

ARC GROUP SECURITIES ACQUISITION II

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	-		Custodian
TEN ENT	- as tenants by the entireties			(Cust)		(Minor)

JT TEN	- as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________________ hereby sells, assigns and transfers unto __________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

______ Units represented by the within Certificate, and does hereby irrevocably constitute and appoint ____________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated: ______
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

In each case, as more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [●], 2026, the holder(s) of this certificate shall have the opportunity to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering regardless of whether they abstain, vote for, or vote against, the Company’s initial Business Combination only in the event that (i) the Company redeems the Class A Ordinary Shares issued as part of the Units sold in the Company’s initial public offering (the “Public Shares”) and liquidates because it does not consummate an initial Business Combination within the Completion Window (as defined in the Company’s amended and restated memorandum and articles of association, as amended and restated from time to time, the “Articles”), (ii) the Company redeems the Public Shares in connection with a shareholder vote to amend the Articles (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or the Company’s obligation to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Completion Window, or (B) with respect to any other material provisions of the Company’s Articles relating to the shareholders’ rights or pre-initial Business Combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her, its or their respective Class A Ordinary Shares issued as part of the Units represented by this certificate in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind to or in the trust account.